Exhibit 99.1
Contact:

Brian Anderson, VP, Strategy & Investor Relations	Keith Negrin, VP, Communications
651-447-4197	612-669-1459
brian.anderson@deluxe.com	keith.negrin@deluxe.com

DELUXE REPORTS FIRST QUARTER 2024 RESULTS;
RAISES FULL-YEAR FREE CASH FLOW OUTLOOK

•Reported revenue decreased 1.9%, while comparable adjusted revenue increased 1.2%, excluding the impact from divestitures.
•Net income was $10.8 million, improving from $2.8 million in 2023, on stronger operating results and realized gain on 2023 business exit.
•First quarter GAAP diluted EPS was $0.24 while comparable adjusted diluted EPS improved 4.3% to $0.72.
•Comparable adjusted EBITDA increased 7% to $96.9 million.
•Increasing FY’24 free cash flow guidance; affirming guide for the balance of 2024 metrics

Minneapolis – May 1, 2024 – Deluxe (NYSE: DLX), a modern Payments and Data company, today reported operating results for its first quarter ended March 31, 2024.

“We reported a strong start to 2024 highlighted by increases across all of our comparable adjusted metrics,” said Barry McCarthy, President and CEO of Deluxe. “Comparable adjusted EBITDA expanded at a rate significantly faster than revenue, demonstrating the scaling profitability of our business.”

“Beyond expanding profits, we were particularly pleased to deliver a significant year-over-year increase in cash flows. Our continued strong execution enables us to increase our free cash flow guidance range for the full year,” said Chip Zint, Senior Vice President and Chief Financial Officer of Deluxe. “We are proud of our progress on our North Star plan and our disciplined capital allocation, further building confidence in our earnings growth trajectory.”

First Quarter 2024 Financial Highlights
(in millions, except per share amounts)

	1st Quarter 2024	1st Quarter 2023	% Change
Revenue	$535.0	$545.4	(1.9%)
Comparable Adjusted Revenue	$529.0	$522.7	1.2%
Net Income	$10.8	$2.8	n/m
Comparable Adjusted EBITDA	$96.9	$90.6	7.0%
Diluted EPS	$0.24	$0.06	n/m
Comparable Adjusted Diluted EPS	$0.72	$0.69	4.3%
————
n/m - not meaningful

•Revenue for the first quarter decreased 1.9% from the previous year. Comparable adjusted revenue, reflecting the removal of business exits, increased 1.2% compared to the previous year.
•Net income of $10.8 million was up from $2.8 million in the first quarter of 2023, primarily reflecting gains on business exits and expense management.
•Comparable adjusted EBITDA margin was 18.3%, up 100 basis points from the prior year.
•Comparable adjusted diluted EPS of $0.72 was up 4.3% year over year.

Outlook

The Company now expects the following for full-year 2024, reflecting the removal of business exits, and all figures are approximate:

•Revenue of $2.14 to $2.18 billion
•Adjusted EBITDA of $400 to $420 million
•Adjusted diluted EPS of $3.10 to $3.40
•Free cash flow of $80 to $100 million

The guidance outlined above is subject to, among other things, prevailing macroeconomic conditions, global unrest, labor supply issues, inflation, and the impact of business exits.

Capital Allocation and Dividend

The Board of Directors recently approved a regular quarterly dividend of $0.30 per share. The dividend will be payable on June 3, 2024, to shareholders of record as of market closing on May 20, 2024.

Earnings Call Information

Deluxe management will host a conference call today at 5:00 p.m. ET (4:00 p.m. CT) to review the financial results. Listeners can access the call by dialing 1-888-210-4748 (access code 7092711). The audio and accompanying slides will be available via a simultaneous webcast on the investor relations website at www.investors.deluxe.com. Alternatively, an audio replay will be available after 11:30 a.m. ET through midnight on May 8, 2024, by dialing 1-800-770-2030 (access code 7092711).

About Deluxe Corporation

Deluxe, a modern Payments and Data company, champions business so communities thrive. Our solutions help businesses pay, get paid, and grow. For more than 100 years, Deluxe customers have relied on our solutions and platforms at all stages of their lifecycle, from start-up to maturity. Our powerful scale supports millions of small businesses, thousands of vital financial institutions and hundreds of the world’s largest consumer brands, while processing more than $2 trillion in annual payment volume. Our reach, scale and distribution channels position Deluxe to be our customers’ most trusted business partner. To learn how we can help your business, visit us at www.deluxe.com, www.facebook.com/deluxecorp, www.linkedin.com/company/deluxe, or www.twitter.com/deluxe.

Forward-Looking Statements

Statements made in this release concerning Deluxe, the company’s or management’s intentions, expectations, outlook or predictions about future results or events are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current intentions or beliefs and are subject to risks and uncertainties that could cause actual results or events to vary from stated expectations, which variations could be material and adverse. Factors that could produce such a variation include, but are not limited to, the following: potential continuing negative impacts from pandemic health issues, such as the coronavirus / COVID-19, along with the impact of related government restrictions or similar directives on our future results of operations and our future financial condition; changes in local, regional, national and international economic or political conditions, including those resulting from heightened inflation, rising interest rates, a recession, or intensified international hostilities, and the impact they may have on the company, its customers or demand for the company’s products and services; the effect of proposed and enacted legislative and regulatory actions affecting the company or the financial services industry as a whole; continuing cost increases and/or declines in the availability of materials and other services; the company’s ability to execute its transformational strategy and to realize the intended benefits; the inherent unreliability of earnings, revenue and cash flow predictions due to numerous factors, many of which are beyond the company’s control; declining demand for the company’s checks, check-related products and services and business forms; risks that the company’s strategies intended to drive sustained revenue and earnings growth, despite the continuing decline in checks and forms, are delayed or unsuccessful; intense competition; continued consolidation of financial institutions and/or bank failures, thereby reducing the number of potential customers and referral sources and increasing downward pressure on the company’s revenue and gross profit; risks related to acquisitions, including integration-related risks and risks that future acquisitions will not be consummated; risks that any such acquisitions do not produce the anticipated results or synergies; risks that the company’s cost reduction initiatives will be delayed or unsuccessful; risks related to any divestitures contemplated or undertaken by the company; performance shortfalls by one or more of the company’s major suppliers, licensors or service providers; continuing supply chain and labor supply issues; unanticipated delays, costs and expenses in the development and marketing of products and services, including web services and financial technology and treasury management solutions; the failure of such products and services to deliver the expected revenues and other financial targets; risks related to security breaches, computer malware or other cyber-attacks; risks of interruptions to the company’s website operations or information technology systems; and risks of unfavorable outcomes and the costs to defend litigation and other disputes. The company’s forward-looking statements speak only as of the time made, and management assumes no obligation to publicly update any such statements. Additional information concerning these and other factors that could cause actual results and events to differ materially from the company’s current expectations are contained in the company’s Form 10-K for the year ended December 31, 2023, and other filings made with the SEC. The company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

DELUXE CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(in millions, except per share amounts)
(Unaudited)

	Quarter Ended March 31,
	2024	2023
Product revenue	$300.4	$310.3
Service revenue	234.6	235.1
Total revenue	535.0	545.4
Cost of products	(114.4)	(118.5)
Cost of services	(137.1)	(132.2)
Total cost of revenue	(251.5)	(250.7)
Gross profit	283.5	294.7
Selling, general and administrative expense	(234.1)	(247.7)
Restructuring and integration expense	(13.8)	(12.9)
Gain on sale of businesses and long-lived assets	8.6	—
Operating income	44.2	34.1
Interest expense	(30.8)	(30.0)
Other income	3.0	2.4
Income before income taxes	16.4	6.5
Income tax provision	(5.6)	(3.7)
Net income attributable to Deluxe	$10.8	$2.8

Weighted average dilutive shares	44.5	43.7
Diluted earnings per share	$0.24	$0.06
Adjusted diluted earnings per share	0.76	0.80
Comparable adjusted diluted earnings per share	0.72	0.69
Capital expenditures	20.4	25.5
Depreciation and amortization expense	41.7	43.5
EBITDA	88.9	80.0
Adjusted EBITDA	100.5	100.4
Comparable adjusted EBITDA	96.9	90.6

DELUXE CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(dollars and shares in millions)
(Unaudited)

	March 31, 2024	December 31, 2023
Cash and cash equivalents	$23.5	$72.0
Other current assets	406.7	689.0
Property, plant & equipment	111.1	116.5
Operating lease assets	55.1	59.0
Intangibles	374.0	391.7
Goodwill	1,430.6	1,430.6
Other non-current assets	327.6	321.8
Total assets	$2,728.6	$3,080.6

Current portion of long-term debt	$21.6	$86.2
Other current liabilities	423.1	732.9
Long-term debt	1,538.5	1,506.7
Non-current operating lease liabilities	55.4	58.8
Other non-current liabilities	81.6	91.4
Shareholders' equity	608.4	604.6
Total liabilities and shareholders' equity	$2,728.6	$3,080.6

Net debt	$1,536.6	$1,520.9
Shares outstanding	44.0	43.7

DELUXE CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)

	Quarter Ended March 31,
	2024	2023
Cash provided (used) by:
Operating activities:
Net income	$10.8	$2.8
Depreciation and amortization of intangibles	41.7	43.5
Gain on sale of businesses and long-lived assets	(8.6)	—
Prepaid product discount payments	(10.5)	(7.4)
Other	(6.8)	(45.6)
Total operating activities	26.6	(6.7)
Investing activities:
Purchases of capital assets	(20.4)	(25.5)
Other	(0.2)	—
Total investing activities	(20.6)	(25.5)
Financing activities:
Net change in debt, including debt issuance costs	(34.6)	41.6
Dividends	(14.0)	(13.6)
Net change in customer funds obligations	(272.8)	(145.6)
Other	(5.2)	(4.7)
Total financing activities	(326.6)	(122.3)
Effect of exchange rate change on cash, cash equivalents, restricted cash and restricted cash equivalents	(2.6)	0.6
Net change in cash, cash equivalents, restricted cash and restricted cash equivalents	(323.2)	(153.9)
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of year	458.0	337.4
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$134.8	$183.5
Free cash flow	$6.2	($32.2)

DELUXE CORPORATION
SEGMENT INFORMATION
(In millions)
(Unaudited)

	Quarter Ended March 31,
	2024	2023
Revenue:
Merchant Services	$96.5	$89.1
B2B Payments	69.4	75.2
Data Solutions	59.7	44.4
Print	303.4	314.0
Business exits(1)	6.0	22.7
Total	$535.0	$545.4
Comparable Adjusted Revenue	$529.0	$522.7

Adjusted EBITDA:
Merchant Services	$21.4	$18.4
B2B Payments	13.3	13.5
Data Solutions	14.9	10.2
Print	91.0	95.2
Business Exits(1) / Corporate	(40.1)	(36.9)
Total	$100.5	$100.4
Comparable Adjusted EBITDA	$96.9	$90.6

Adjusted EBITDA Margin:
Merchant Services	22.2%	20.7%
B2B Payments	19.2%	18.0%
Data Solutions	25.0%	23.0%
Print	30.0%	30.3%
Total	18.8%	18.4%
Comparable Adjusted EBITDA	18.3%	17.3%

(1) Includes the North American web hosting and logo design businesses, which were sold in June 2023, and the payroll and human resources services business, which the company is currently exiting.

Effective January 1, 2024, the company realigned its organization structure to better reflect its portfolio mix and offerings, and it will be updating its reportable segments to correspond with these changes effective with the company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2024. The company did not operate under the new segment structure during 2023. Prior period segment information reported here has been recast to reflect the revised reportable segments. The methodology utilized to determine segment operating performance did not change, and information regarding this methodology is provided in the Notes to Consolidated Financial Statements included in the company's Annual Report on Form 10-K for the year ended December 31, 2023.

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in millions)
(Unaudited)

Note that the company has not reconciled the comparable adjusted revenue, comparable adjusted EBITDA or comparable adjusted diluted EPS outlook guidance for 2024 to the directly comparable GAAP measures. The outlook excludes the payroll and human resources services business, which the company is currently in the process of exiting. Revenue from this business is decreasing as its customers convert to other service providers, and as such, the company is unable to predict the results for this business in 2024. In addition, the company has not reconciled the adjusted comparable EBITDA, adjusted comparable diluted EPS or free cash flow outlook for 2024 to the directly comparable GAAP financial measures because the company does not provide outlook guidance for the reconciling items between net income, adjusted net income and adjusted EBITDA, and certain of these reconciling items impact cash flows from operating activities. Because of the substantial uncertainty and variability surrounding certain of these forward-looking reconciling items, including: asset impairment charges, restructuring and integration expense, gains and losses on sales of businesses and long-lived assets, and certain legal-related expenses, a reconciliation of the outlook for these non-GAAP financial measures to the corresponding GAAP measures is not available without unreasonable effort. The probable significance of certain of these reconciling items is high and, based on historical experience, could be material.

EBITDA, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN

Management discloses EBITDA, adjusted EBITDA and adjusted EBITDA margin because it believes they are useful in evaluating the company's operating performance, as the calculations eliminate the effect of interest expense, income taxes, the accounting effects of capital investments (i.e., depreciation and amortization) and in the case of adjusted EBITDA and adjusted EBITDA margin, certain items, as presented below, that may not be indicative of current period operating performance. In addition, management utilizes these measures to assess the operating results and performance of the business, to perform analytical comparisons and to identify strategies to improve performance. Management also believes that an increasing EBITDA and adjusted EBITDA depict an increase in the value of the company. Management does not consider EBITDA and adjusted EBITDA to be measures of cash flow, as they do not consider certain cash requirements, such as interest, income taxes, debt service payments or capital investments. Management does not consider EBITDA, adjusted EBITDA or adjusted EBITDA margin to be substitutes for operating income or net income. Instead, management believes that these amounts are useful performance measures that should be considered in addition to GAAP performance measures.

	Quarter Ended March 31,
	2024	2023
Net income	$10.8	$2.8
Interest expense	30.8	30.0
Income tax provision	5.6	3.7
Depreciation and amortization expense	41.7	43.5
EBITDA	88.9	80.0
Restructuring and integration expense	14.8	14.1
Share-based compensation expense	5.1	5.9
Certain legal-related expense	0.3	0.4
Gain on sale of businesses and long-lived assets	(8.6)	—
Adjusted EBITDA	$100.5	$100.4
Adjusted EBITDA as a percentage of total revenue (adjusted EBITDA margin)	18.8%	18.4%

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (continued)
(in millions, except per share amounts)
(Unaudited)

ADJUSTED DILUTED EPS AND COMPARABLE ADJUSTED DILUTED EPS

Adjusted diluted EPS and comparable adjusted diluted EPS are key financial performance metrics used to assess the operating results and performance of the business and to identify strategies to improve performance. By excluding the impact of non-cash items or items that may not be indicative of current period operating performance, management believes that adjusted diluted EPS provides useful comparable information to assist in analyzing the company's current and future operating performance. It is reasonable to expect that one or more of the excluded items will occur in future periods, but the amounts recognized may vary significantly. Comparable adjusted diluted EPS also excludes the impact of business exits, allowing management to evaluate comparable results on a year-over-year basis. Management does not consider adjusted diluted EPS or comparable adjusted diluted EPS to be substitutes for GAAP performance measures, but believes that they are useful performance measures that should be considered in addition to GAAP performance measures.

	Quarter Ended March 31,
	2024	2023
Net income	$10.8	$2.8
Acquisition amortization	14.8	21.3
Accelerated amortization	3.1	—
Restructuring and integration expense	14.8	14.1
Share-based compensation expense	5.1	5.9
Certain legal-related expense	0.3	0.4
Gain on sale of businesses and long-lived assets	(8.6)	—
Adjustments, pre-tax	29.5	41.7
Income tax provision impact of pretax adjustments(1)	(6.5)	(9.6)
Adjustments, net of tax	23.0	32.1
Adjusted income attributable to Deluxe available to common shareholders (A)	33.8	34.9
Business exits, pretax	(2.2)	(6.7)
Income tax provision impact of business exits(1)	0.6	1.8
Business exits, net of tax	(1.6)	(4.9)
Comparable adjusted income attributable to Deluxe available to common shareholders (B)	$32.2	$30.0

Weighted-average dilutive shares (C)	44.5	43.7

Adjusted Diluted EPS (A) / (C)	$0.76	$0.80
Comparable Adjusted Diluted EPS (B) / (C)	$0.72	$0.69

(1) The tax effect of the pretax adjustments considers the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). Generally, this results in a tax impact that approximates the U.S. effective tax rate for each adjustment. However, the tax impact of certain adjustments, such as share-based compensation expense, depends on whether the amounts are deductible in the respective tax jurisdictions and the applicable effective tax rate(s) in those jurisdictions.

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (continued)
(in millions)
(Unaudited)

COMPARABLE ADJUSTED REVENUE, COMPARABLE ADJUSTED EBITDA AND COMPARABLE ADJUSTED EBITDA MARGIN

Management views the measures of comparable adjusted revenue, comparable adjusted EBITDA and comparable adjusted EBITDA margin, which exclude the impact of business exits, as important indicators when assessing and evaluating the performance of the business and when identifying strategies to improve performance. By excluding the impact of business exits, management is able to evaluate comparable results on a year-over-year basis. These measures are utilized by management to compare operational performance across fiscal periods when acquisitions or business exits occur.

	Quarter Ended March 31,
	2024	2023
Total revenue	$535.0	$545.4
Business exits	(6.0)	(22.7)
Comparable adjusted revenue	$529.0	$522.7

Adjusted EBITDA(1)	$100.5	$100.4
Business exits	(3.6)	(9.8)
Comparable adjusted EBITDA	$96.9	$90.6
Comparable adjusted EBITDA margin	18.3%	17.3%

(1) The reconciliation of adjusted EBITDA to net income can be found on a preceding page.

NET DEBT

Management believes that net debt is an important measure to monitor leverage and to evaluate the balance sheet. In calculating net debt, cash and cash equivalents are subtracted from total debt because they could be used to reduce the company’s debt obligations. A limitation associated with using net debt is that it subtracts cash and cash equivalents, and therefore, may imply that management intends to use cash and cash equivalents to reduce outstanding debt. In addition, net debt suggests that our debt obligations are less than the most comparable GAAP measure indicates.

	March 31, 2024	December 31, 2023
Total debt	$1,560.1	$1,592.9
Cash and cash equivalents	(23.5)	(72.0)
Net debt	$1,536.6	$1,520.9

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (continued)
(in millions)
(Unaudited)

FREE CASH FLOW

Management defines free cash flow as net cash provided by operating activities less purchases of capital assets. Management believes that free cash flow is an important indicator of cash available for debt service and for shareholders, after making capital investments to maintain or expand the company’s asset base. A limitation of using the free cash flow measure is that not all of the company’s free cash flow is available for discretionary spending, as the company may have mandatory debt payments and other cash requirements that must be deducted from its cash available for future use. Free cash flow is not a substitute for GAAP liquidity measures. Instead, management believes that this measurement provides an additional metric to compare cash generated by operations on a consistent basis and to provide insight into the cash flow available to fund items such as dividends, mandatory and discretionary debt reduction, acquisitions or other strategic investments, and share repurchases.

	Quarter Ended March 31,
	2024	2023
Net cash provided (used) by operating activities	$26.6	($6.7)
Purchases of capital assets	(20.4)	(25.5)
Free cash flow	$6.2	($32.2)

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